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                                                                      Exhibit A

                            STOCK PURCHASE AGREEMENT

   This Stock Purchase Agreement (the "Agreement"), is entered into as of January 29, 1998, by and between Sims Communications, Inc., a Delaware corporation (the "Company") and the Purchaser named on the signature page hereto (the "Purchaser"). The parties agree that the effective date of this Agreement, to the extent practicable, shall be deemed January 1, 1998.

   The Company has offered for sale, pursuant to Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the Purchaser shares of the Common Stock (the "Common Stock") of the Company.

                       The parties hereto agree as follows:

   1. Purchase and Sale of Shares. On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Company covenants and agrees to issue and sell to the Purchaser on the Closing Date (as hereinafter defined), 1,100,000 shares of its Common Stock (the "Shares") in consideration for all of the issued and outstanding shares of capital stock (the "VV Shares") of VECTOR VISION, Inc. ("VV") owned by the Purchaser (the "Consideration"), and on the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Purchaser covenants and agrees to purchase the Shares from the Company on the Closing Date.

   The parties hereby acknowledge that VV owns forty-five percent (45%) of the joint venture interests in MovieBar USA/VectorVision ("MOVIE VISION"). The remaining joint venture interests in MOVIE VISION are owned by other parties who, it is contemplated, will enter into separate agreements with the Company regarding their joint venture interests in MOVIE VISION contemporaneously with the signing of this Agreement.

   2. Closing. The settlement of the purchase and sale of the Shares hereunder (the "Closing") shall take place on the second business day after the date hereof (the "Closing Date"), or such other date as the parties hereto shall mutually agree. At the Closing, a certificate or certificates in definitive form representing the Shares and registered in the name of the Purchaser (or as the Purchaser may direct) shall be delivered by the Company to the Purchaser at the offices of the Purchaser in Hingham, Massachusetts, (or at such other place as the Purchaser may direct) and the Purchaser shall deliver the Consideration with all appropriate stock powers necessary to transfer the VV Shares to the Company.

   3. Representations, Warranties and Certain Covenants of the Purchaser. The Purchaser represents and warrants to the Company as follows:

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      (a)  (i) Except as set forth below, the Purchaser is the registered and beneficial owner of the VV Shares; (ii) the VV Shares are the only shares of capital stock or securities of VV owned by the Purchaser, and the VV Shares represent all of the issued and outstanding capital stock of VV; and (iii) the VV shares are held by the Purchaser free and clear of all liens, charges, security interests, restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, demands and other adverse rights or claims of third parties. The Purchaser is not a party to any voting trust, proxy or other agreement with respect to the voting of any of the VV Shares.

      (b) This Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms and the execution, delivery and performance of the terms of this Agreement will not violate any provision of the Bylaws or Certificate of Incorporation of VV.

      (c) The Purchaser acknowledges that, in making the decision to purchase the Shares, he has relied solely upon independent investigations made by him and not upon any representations made by the Company with respect to the Company or the Shares, except for the representations and warranties of the Company with respect to the Company and/or the Shares contained in this Agreement.

      (d) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying, in part, upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

      (e) The Purchaser, who resides in The Commonwealth of Massachusetts, is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Shares.

      (f) The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

      (g) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to make inquiries of the Company's management concerning all matters which the Purchaser deems relevant to its decision to purchase the Shares, and the Purchaser has received satisfactory answers to all such inquiries.

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      (h) The Shares are being acquired by the Purchaser for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

      (i) The Purchaser is aware that the Shares have not been registered under the Securities Act and may only be offered or sold by the Purchaser pursuant to registration under the Securities Act or an available exemption therefrom.

      (j) To the Purchaser's knowledge, he has (and at the Closing will have) disclosed in writing all events, conditions and facts materially effecting the business, financial condition and results of operation of VV which occurred prior to January 1, 1996. The Purchaser has not, and will not have, at the Closing, withheld disclosure of any such events, conditions and facts of which the Purchaser has knowledge or has reasonable grounds to know may exist.

      (k) The Purchaser agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents (collectively, the "Indemnitees") from any and all liability which may be incurred by the Indemnitees relating to or arising out of any claim, action, or proceeding pertaining to any purported exercise of the option dated December 8, 1995, to purchase capital stock of VV granted to Robert Vogelsang.

   4. Representations, Warranties and Certain Covenants of the Company. The Company represents and warrants to, and agrees with, the Purchaser as follows:

      (a) The Shares:

          (i) when issued as contemplated in this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable;

          (ii) when issued as contemplated in this Agreement, will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company; and

          (iii) will not subject the holders thereof to personal liability by reason of being such holders.

      (b) The Company has full legal right, capacity and authority to enter into this Agreement, to issue and sell the Shares and to perform its other obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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      (c) The Company acknowledges that, in making the decision to purchase the VV Shares, it has relied solely upon independent investigations made by it and not on any representations made by of the Purchaser with respect to VV or the VV Shares, except for the representations and warranties of the Purchaser with respect to the VV Shares contained in this Agreement. The Company hereby acknowledges that the Purchaser has not made any representations or warranties regarding the business, financial condition or operation of VV or MOVIE VISION and no such representations or warranties are required by the Company.

      (d) The Company understands that the VV Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Purchaser is relying, in part, upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings of the Company set forth herein in order to determine the applicability of such exemptions and the suitability of the Company to acquire the VV Shares.

      (e) The Company is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the VV Shares.

      (f) The Company has sufficient knowledge and experience in investing in companies similar to VV so as to be able to evaluate the risks and merits of its investment in VV and it is able financially to bear the risks thereof.

      (g) The Company has had an opportunity to discuss VV's business, management and financial affairs with the Company's management and to make inquiries of the VV's management concerning all matters which the Company deems relevant to its decision to purchase the VV Shares, and the Company has received satisfactory answers to all such inquiries. The Company acknowledges that Mark Bennet, an executive officer of the Company, has participated as a key member of management of both VV and MOVIE VISION and as such Mr. Bennett and the Company are familiar with the business, financial condition, liabilities and operation of each of VV and MOVIE VISION.

      (h) The VV Shares are being acquired by the Company for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

      (i) The Company is aware that the VV Shares have not been registered under the Securities Act and may only be offered or sold by the Company pursuant to registration under the Securities Act or an available exemption therefrom.

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      (j)  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would materially affect the execution by the Company of, or the performance by the Company of its obligations under, this Agreement.

      (k) The Common Stock is a class of securities registered under the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (l) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted, except where the failure to so qualify would have no material negative impact on the Company. The Company has heretofore delivered to the Purchaser complete and correct copies of the Company's Certificate of Incorporation and Bylaws, each as currently in effect.

      (m) Except as disclosed in the SEC Reports (as hereinafter defined), there are no options, warrants or other commitments of any kind by the Company to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from the Company, any shares of its capital stock.

      (n) The Company has timely filed all reports with the Securities and Exchange Commission (the "Commission") required to be filed by it under the Exchange Act (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including, without limitation, any financial statements or schedules included therein, when filed, contained any untrue statement or material fact or omitted to state a material fact necessary in order to make the statements made, when and in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recently filed report which have not been disclosed to the Purchaser in writing. The consolidated balance sheet of the Company contained in the most recently filed Form 10-QSB comprising a part of the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (such consolidated balance sheet of the Company is hereinafter referred to as the "Balance Sheet"), except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except that such financial statements do not contain notes and may be subject to normal audits adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities the Company and its subsidiaries, fixed or contingent, as of the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated. Since the date of the Balance Sheet, except as disclosed in the SEC Reports or as otherwise disclosed in writing by the Company to the Purchaser, there has been (x) no material adverse change in the assets or liabilities, or the business or condition, financial or otherwise, or the results of operations or prospects, of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

      (o) All of the information provided to the Purchaser by the Company regarding the Company was and remains true, correct and complete in all material respects and no representation, warranty or statement made by the Company in or pursuant to this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make such information, representation, warranty or statement not misleading.

   5. Lock-Up Period. The Purchaser shall be entitled to sell up to Two
Hundred Fifty Thousand ($250,000) Dollars worth of the Shares commencing ninety
(90) days after the Closing Date in accordance with Rule 144 and/or the piggyback registration provision set forth in Section 6 hereof, as follows:

   (a) in each successive thirty (30) day period after the initial ninety
       (90) day period expires the Purchaser shall be entitled to sell one sixth (1/6th) of said $250,000 worth of Shares;

   (b) the Purchaser shall give the Company one business day's written notice of his intention to sell and the Company shall have the first right of refusal to purchase said Shares at the then market price; and

   (c) if in any of the six thirty (30) day periods following the initial ninety (90) day period the Purchaser does not sell the allowed number of Shares, then the Purchaser shall be entitled to accumulate the right to sell such Shares and to sell them in any of the remaining thirty (30) day periods. In any event, after the expiration of 270 days from the Closing Date, the Purchaser shall be entitled to sell the said $250,000 worth of Shares at any time or from time to time, subject only to the Company's first right of refusal to purchase them at the then market price, and applicable securities laws and requirements.

   Fifty percent (50%) of the remainder of the Shares in excess of those valued at $250,000 shall not be sold or otherwise transferred by the Purchaser until after January 29, 1999, after which time such Shares may be freely sold or transferred by the Purchaser, subject only to applicable securities laws. All Shares may be freely sold or transferred by the Purchaser, subject only to applicable securities laws, at any time after June 29, 1999.

   The restrictions on transfer set forth in this Section 5 shall in no way limit the Purchaser's rights under Section 6 hereof.

   6. Registration of the Shares under the Securities Act. The Company covenants and agrees with the Purchaser as follows:

      (a) If the Company at any time following the Closing Date proposes to resister any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public), each such time it will give prompt written notice to the Purchaser of its intention so to do and of the proposed method of distribution of such securities. Upon the written request of the Purchaser received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of such Purchaser's Shares, the Company will use all reasonable efforts to cause the Shares to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 6(a) shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion (a written copy of which shall be sent to the Purchaser) that the inclusion of some or all of the Shares would adversely affect the marketing of the securities to be sold by the Company therein. Notwithstanding the forgoing provisions the Company may withdraw any registration statement referred to above without thereby incurring any liability to the Purchaser or holders of the Shares. The rights granted pursuant to the provisions of this Section 6(a) are transferable by the Purchaser.

      (b) When the Company is required by the provisions of Section 6(a) to use its best efforts to effect the registration of the Shares under the Securities Act, the Company will, as expeditiously as practicable:

           (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Shares and use

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

      its best efforts to cause such registration statement to become effective as soon as reasonably practicable, and to remain effective throughout the period of distribution or, in the event of a registration on Form S-3 or any successor form, for a period of at least one year from the effective date of such registration statement.

           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement in accordance with the Purchaser's intended method of disposition set forth in such registration statement for such period of distribution;

           (iii) furnish to the Purchaser such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as the Purchaser reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

           (iv) use its best efforts to register or qualify the Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Purchaser reasonably may request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

           (v) use its best efforts to list the Shares covered by such registration statement with any securities exchange or quotation service on which the Common Stock of the Company is then traded; and

           (vi) immediatley notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

      (c) In connection with the registration of the Shares hereunder, the Purchaser shall provide the Company such information as the Company may reasonably request and complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably requested by the Company.

      (d) The Company will pay all Registration Expenses (as such term is hereinafter defined) in connection with the registration statement under
   Section 6(a). All Selling Expenses (as such term is hereinafter defined) in connection with such registration statement shall be borne by the Purchaser. For purposes of this Section 6, the term "Registration Expenses" shall mean all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and fees and expenses incurred in connection with applying for listing and quotation on any securities exchange or quotation service, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars; and the term "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Shares.

      (e) (i) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 6(a), the Company will indemnify and hold the Purchaser harmless against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act pursuant to Section 6(a), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and will pay the legal fees and other expenses of the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission so made in reliance upon and in conformity with information furnished by or on behalf of the Purchaser in writing specifically for use in such registration statement or prospectus.

           (ii) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 6(a), the Purchaser will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act,

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      against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the registration statement under which such shares were registered under the Securities Act pursuant to
      Section 6(a), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser specifically for use in such registration statement or prospectus.

           (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 6(e) and shall only relieve it from any liability that it may have to such indemnified party under this Section 6(e) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6(e) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a

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

    separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

      (f) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Purchaser exercising rights under this Agreement, makes a claim for indemnification pursuant this Section 6 but it is judicially determined (by the entry of a final judgement or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Purchaser in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after taking into account contribution from others) in such proportion as may be reasonable taking into account such matters as (i) their relative fault as to the matters giving rise to such losses, claims, damages or liabilites; (ii) their relative ability or opportunity to have avoided such losses, claims, damages or liabilites, provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities
   Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      (g) (i) The Company may, by written notice to each of the Purchaser, suspend use of the registration statement hereunder after effectiveness and require that the Purchaser immediately cease sales of the Shares pursuant to the registration statement during any period in which the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the registration statement would require disclosure of such activity, transaction, preparation or negotiations.

          (ii) If the Company delays or suspends the registration statement or requires the Purchaser to cease sales of the Shares pursuant to paragraph (g)(i) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the registration statement and/or give written notice to the Purchaser authorizing him to resume sales pursuant to the registration statement. If as a result thereof, the prospectus included in the registration statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Purchaser given pursuant to this paragraph (g)(ii), and the Purchaser shall make no offers or sales of the Shares pursuant to the registration statement other than by means of such revised prospectus.

      (h) If the Purchaser transfers the Shares pursuant to Rule 144 or Rule 144(k), the Purchaser shall provide the Company with notice of such transfer and the Company shall not be required to effect a registration pursuant to this Section 6 with respect to such Shares.

      (i) The Purchaser agrees to be bound by such lock-up agreements as the managing underwriter of any such registration shall specify as a requirement to any underwriting, provided that the entry of the Purchaser into such agreements shall be conditioned upon all executive officers and directors (regardless of the number of shares of the capital stock of the Company then owned by them) and holders who, at the time of the proposed filing of a registration statement for an underwritten offering by the Company, beneficially own 5% or more of the outstanding capital stock of the Company also agreeing to execute such lock-up agreement on identical terms, provided, however, that Purchaser shall not be obligated to execute a lock-up agreement with a lock-up period longer than 210 days.

      (j) It is understood that certificates evidencing the Shares may bear substantially the following legends:

           (i) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

           (ii) "These Securities are subject to certain lock-up provisions as set forth in the Stock Purchase Agreement dated as of January 29, 1998 between Sims Communications Inc. and William Solfisburg."

    7. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

         (a) The representations and warranties made by the Company in this Agreement shall be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to that effect.

         (b) After the date hereof until the Closing Date there shall not have occurred

              (i) any change, or any development involving a prospective change, in either (a) the condition, financial or otherwise, or in the earnings, business operations or prospects or in or affecting the properties of the Company or (b) the financial or market conditions or circumstances in the United States, in either case which, in the Purchaser's reasonable judgment, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale, or delivery of the Shares;

              (ii) an imposition of a new legal or regulatory restriction not in effect on the date hereof, or any change in the interpretation of existing legal or regulatory restrictions, that materially and adversely affects the offering, sale, or delivery of the Shares; or

              (iii) a suspension, delisting or material limitation of, trading (a) generally on or by Nasdaq or (b) of any securities of the Company on any exchange or in any over-the-counter market.

         (c) All consents, approvals, or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement, shall have been received. All of the consents, approvals, authorizations, exemptions and waivers, if any, from government agencies that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been obtained.

         (d) No action or proceeding shall have been instituted or, to the knowledge of the Company, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

    8. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

         (a) The representation and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct at the Closing Date, with the same force and effect as if they had been made on, and as of, the Closing Date and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to that effect.

         (b) All consents, approvals, or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers, if any, from government agencies that shall be required in order to enable the Purchaser to consummate the transactions contemplated hereby shall have been obtained.

         (c) No action or proceeding shall have been instituted or, to the knowledge of the Purchaser, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

         (d) William Solfisburg shall have made a capital contribution to VV of all amounts owed by VV to William Solfisburg, and William Solfisburg and Kathy Solfisburg shall have executed and delivered, in a form satisfactory to the Company, a General Release releasing VV, MOVIE VISION, MovieBar USA and certain other persons named therein from any and all claims which William Solfisburg or Kathy Solfisburg have or may have against VV, MOVIE VISION, MovieBar USA and certain other persons named therein.

    9. Fees and Expenses. The Company agrees to pay the fees and expenses (including legal fees and expenses of up to $15,000) of the Purchaser incident to the negotiation and preparation of this Agreement and the Closing hereunder.

    10. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect and will survive delivery of the Shares for a period of two years from the Closing Date.

    11. Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a)  By mutual consent of the Company and the Purchaser;

      (b) By the Company if any representation or warranty of the Purchaser, or by the Purchaser if any representation or warranty of the Company, contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Closing Date;

      (c) By either the Company or the Purchaser if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; or

   12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be effective (i) when delivered in person, (ii) three (3) business days after being mailed by certified or registered mail, return receipt requested, (iii) the next business day after being sent by a recognized overnight courier service, or
(iv) when sent by facsimile transmission, e-mail or other electronic means (provided electronic confirmation is generated upon such transmission), in each case addressed as follows:

   if to the Purchaser, at:

      William Solfisburg
      175 Derby Street
      Hingham, Massachusetts 02043
      Fax:  (617) 749-5184

   with copy to:

      Gregory L. White, Esq.
      Peabody & Arnold
      50 Rowes Wharf
      Boston, Massachusetts 02110
      Fax:  (617) 951-2125

   if to the Company, at:

      Sims Communications, Inc.
      17821 Sky Park Circle, Suite G
      Irvine, California 92614
      Attn:  Michael Malet
      Fax:  (714) 261-2885
   with copy to:

      Jay Valinsky, Esq.
      Kipnis Tescher Lippman & Valinsky
      One Financial Plaza, Suite 2308
      Fort Lauderdale, Florida 33394
      Fax:  (954) 467-2264

or, in any case, to such other address as the addressee shall have indicated in a written notice to the other party as provided herein.

   13.  Miscellaneous.

      (a) This Agreement may be executed by facsimile signature and in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

      (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and no other person shall have any right or obligation hereunder.

      (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to such state's principals of conflicts of law.

      (d) Any suit for the enforcement of this Agreement may be brought in the courts of the State of Florida or any federal or state court sitting in Palm Beach County, Florida, and each party hereto consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the Company or any or the Purchaser by mail at the address specified above. Each party hereto hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought tin any inconvenient court. The prevailing party in any such suit shall be entitled to reimbursement from the other party of reasonable attorney's fees.

      (e) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      (f) This Agreement may be amended by the parties hereto at any time prior to the Closing Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

      (g) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                         SIMS COMMUNICATIONS, INC.



                                         By: ___________________________





                                         ________________________________
                                                William Solfisburg